As filed with the Securities and Exchange Commission on September 19, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

diaDexus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3236309
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

349 Oyster Point Boulevard

South San Francisco, California 94080

(650) 246-6400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

diaDexus, Inc. 2012 Equity Incentive Award Plan

(Full title of the plan)

Jean-Frédéric Viret

Chief Financial Officer

diaDexus, Inc.

349 Oyster Point Boulevard

South San Francisco, California 94080

(650) 246-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Kenneth L. Guernsey

Glen Y. Sato

Cooley LLP

101 California Street, 5th Floor

San Francisco, California 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share, issuable under the diaDexus, Inc. 2012 Equity Incentive Award Plan	4,000,000 (2)	$0.52 (3)	$2,080,000 (3)	$268

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the diaDexus, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or similar transaction.

(2)	Represents shares that were added to the 2012 Plan pursuant to a share reserve increase approved by the Registrant’s stockholders on May 29, 2014.

(3)

Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on last sale price of the Registrant’s common stock as reported on the OTC Bulletin Board on September 18, 2014.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION

STATEMENT ON FORM S-8 NO. 333-181913

This Registration Statement on Form S-8 is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective.  This Registration Statement on Form S-8 registers the offer and sale of an additional 4,000,000 shares of the Registrant’s common stock for issuance under the diaDexus, Inc. 2012 Equity Incentive Award Plan (the “2012 Plan”).  The Registrant previously registered shares of its common stock for issuance under the 2012 Plan on a registration statement on Form S-8 filed on June 5, 2012 (File No. 333-181913) (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statement referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

The Securities and Exchange Commission (“SEC”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Registration Statement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement the following documents previously filed with the SEC (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•

Our annual report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on March 11, 2014, including the information specifically incorporated by reference therein from the Registrant’s definitive proxy statement on Schedule 14A filed with the SEC on April 16, 2014;

•

Our quarterly reports on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on May 7, 2014, and for the quarterly period ended June 30, 2014, filed with the SEC on August 5, 2014;

•

Our current reports on Form 8-K filed with the SEC on March 3, 2014, March 5, 2014 (except for the information furnished and not filed pursuant to Items 2.02 and 9.01), April 29, 2014, May 1, 2014, June 2, 2014, June 26, 2014 July 18, 2014, August 21, 2014 (except for the information furnished and not filed pursuant to Item 7.01) and September 11, 2014;

•

The description of our common stock contained in the registration statement on Form 8-A (File No. 000-26483) filed by the Registrant with the SEC under Section 12(b) of the Exchange Act on June 23, 1999; and

•	The registration statement on Form S-8 (File No. 333-181913) filed with the SEC on June 5, 2012.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of common stock offered hereby have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any future statement, report or document that is not deemed filed under such provisions. For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.Exhibits.

Exhibit Number	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (file no. 000-26483) for the fiscal quarter ended September 30, 2010, filed on November 15, 2010).

4.2	Certificate of Change of Registered Agent and Registered Office (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on January 25, 2011).
4.3

Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on July 18, 2011).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on November 5, 2010).
4.5

Specimen Stock Certificate for Common Stock of diaDexus, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (file no. 333-170924), filed on December 2, 2010).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1

diaDexus, Inc. 2012 Equity Incentive Award Plan, as amended on May 29, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (file no. 000-26483), filed on June 2, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on the 19th day of September, 2014.

DIADEXUS, INC.

By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Chief Financial Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Brian E. Ward and Alexander L. Johnson, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below.

Signature	Title	Date

/s/ Brian E. Ward Brian E. Ward	Chief Executive Officer, Director (Principal Executive Officer)	September 19, 2014

/s/ Jean-Frédéric Viret Jean-Frédéric Viret	Chief Financial Officer (Principal Financial and Accounting Officer)	September 19, 2014

Lori F. Rafield	Chairman of the Board of Directors

/s/ Karen Drexler Karen Drexler	Director	September 19, 2014

/s/ Andrew Galligan Andrew Galligan	Director	September 19, 2014

/s/ Adeoye Y. Olukotun Adeoye Y. Olukotun	Director	September 19, 2014

/s/ James P. Panek James P. Panek	Director	September 19, 2014

/s/ Charles W. Patrick Charles W. Patrick	Director	September 19, 2014

EXHIBIT INDEX

Exhibit Number	Description

4.1

Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (file no. 000-26483) for the fiscal quarter ended September 30, 2010, filed on November 15, 2010).

4.2	Certificate of Change of Registered Agent and Registered Office (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on January 25, 2011).
4.3

Amendment to Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on July 18, 2011).

4.4	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (file no. 0-26483), filed on November 5, 2010).
4.5

Specimen Stock Certificate for Common Stock of diaDexus, Inc. (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8 (file no. 333-170924), filed on December 2, 2010).

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP (included in Exhibit 5.1 hereto).

24.1	Powers of Attorney (included on the signature page to this Registration Statement).

99.1

diaDexus, Inc. 2012 Equity Incentive Award Plan, as amended on May 29, 2014 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (file no. 000-26483), filed on June 2, 2014).